                                                                    Exhibit 10.1

                                                                         1/25/02

               --------------------------------------------------
               --------------------------------------------------

                          LOAN AND SECURITY AGREEMENT


                         Dated: AS OF JANUARY 25, 2002

                                  $40,000,000




                                 by and among

                           THE LENDERS NAMED HEREIN,

                                  as Lenders

                                      and

                          FLEET CAPITAL CORPORATION,

                             as Agent and a Lender

                                      and

                            VELOCITY EXPRESS, INC.,

                                      And

                       THE OTHER BORROWERS NAMED HEREIN,

                                 as Borrowers

               --------------------------------------------------
               --------------------------------------------------



                                 Fleet Capital

                                     A FleetBoston Financial Company

                               TABLE OF CONTENTS

                                                                                                      Page
Section 1.            CREDIT FACILITY...............................................................  1
         1.1      Revolving Credit Loans............................................................  1

Section 2.            INTEREST, FEES AND CHARGES....................................................  3
         2.1      Interest..........................................................................  3
         2.2      Computation of Interest and Fees..................................................  4
         2.3      Fee Letter........................................................................  4
         2.4      Letter of Credit and LC Guaranty Fees.............................................  4
         2.5      Unused Line Fee...................................................................  5
         2.6      Prepayment Fee....................................................................  5
         2.7      Audit Fees........................................................................  5
         2.8      Reimbursement of Expenses.........................................................  5
         2.9      Bank Charges......................................................................  6
         2.10     Collateral Protection Expenses; Appraisals........................................  6
         2.11     Payment of Charges................................................................  7
         2.12     No Deductions.....................................................................  7

Section 3.            LOAN ADMINISTRATION...........................................................  7
         3.1      Manner of Borrowing Revolving Credit Loans/LIBOR Option...........................  7
         3.2      Payments.......................................................................... 10
         3.3      Mandatory Prepayments............................................................. 11
         3.4      Application of Payments and Collections........................................... 12
         3.5      All Loans to Constitute One Obligation............................................ 13
         3.6      Loan Account...................................................................... 13
         3.7      Statements of Account............................................................. 13
         3.8      Increased Costs................................................................... 13
         3.9      Basis for Determining Interest Rate Inadequate.................................... 15
         3.10     Sharing of Payments, Etc.......................................................... 15

Section 4.            TERM AND TERMINATION.......................................................... 16
         4.1      Term of Agreement................................................................. 16
         4.2      Termination....................................................................... 16

Section 5.            SECURITY INTERESTS............................................................ 16
         5.1      Security Interest in Collateral................................................... 16
         5.2      Other Collateral.................................................................. 18
         5.3      Lien Perfection; Further Assurances............................................... 19
         5.4      Lien on Realty.................................................................... 19

Section 6.            COLLATERAL ADMINISTRATION..................................................... 20
         6.1      General........................................................................... 20
         6.2      Administration of Accounts........................................................ 21
         6.3      Administration of Equipment....................................................... 22
         6.4      Payment of Charges................................................................ 23

Section 7.            REPRESENTATIONS AND WARRANTIES................................................ 23
         7.1      General Representations and Warranties............................................ 23

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                    Page
         7.2      Continuous Nature of Representations and Warranties............................... 29
         7.3      Survival of Representations and Warranties........................................ 30

Section 8.            COVENANTS AND CONTINUING AGREEMENTS........................................... 30
         8.1      Affirmative Covenants............................................................. 30
         8.2      Negative Covenants................................................................ 33
         8.3      Specific Financial Covenants...................................................... 38

Section 9.            CONDITIONS PRECEDENT.......................................................... 38
         9.1      Documentation..................................................................... 38
         9.2      No Default........................................................................ 38
         9.3      Other Loan Documents.............................................................. 38
         9.4      Availability...................................................................... 39
         9.5      No Litigation..................................................................... 39
         9.6      Accounts Payable.................................................................. 39
         9.7      TH Lee Letters of Credit.......................................................... 39
         9.8      Material Adverse Effect........................................................... 39
         9.9      Bayview Subordinated Debt Documents............................................... 39

Section 10.           EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT............................. 39
         10.1     Events of Default................................................................. 39
         10.2     Acceleration of the Obligations................................................... 42
         10.3     Other Remedies.................................................................... 42
         10.4     Set Off and Sharing of Payments................................................... 43
         10.5     Remedies Cumulative; No Waiver.................................................... 44

Section 11.           THE AGENT..................................................................... 44
         11.1     Authorization and Action.......................................................... 44
         11.2     Agent's Reliance, Etc............................................................. 45
         11.3     FCC and Affiliates................................................................ 46
         11.4     Lender Credit Decision............................................................ 46
         11.5     Indemnification................................................................... 46
         11.6     Rights and Remedies to be Exercised by Agent Only................................. 47
         11.7     Agency Provisions Relating to Collateral.......................................... 47
         11.8     Agent's Right to Purchase Commitments............................................. 48
         11.9     Right of Sale, Assignment, Participations......................................... 48
         11.10    Amendment......................................................................... 49
         11.11    Resignation of Agent; Appointment of Successor.................................... 50
         11.12    Audit and Examination Reports; Disclaimer by Lenders.............................. 50

Section 12.           MISCELLANEOUS................................................................. 51
         12.1     Power of Attorney................................................................. 51
         12.2     Indemnity......................................................................... 52
         12.3     Sale of Interest.................................................................. 52
         12.4     Severability...................................................................... 52
         12.5     Successors and Assigns............................................................ 53
         12.6     Cumulative Effect; Conflict of Terms.............................................. 53

                               TABLE OF CONTENTS
                                  (continued)

                                                                                              Page
         12.7     Execution in Counterparts................................................... 53
         12.8     Notice...................................................................... 53
         12.9     Intentionally Omitted....................................................... 54
         12.10    Credit Inquiries............................................................ 54
         12.11    Time of Essence............................................................. 54
         12.12    Entire Agreement............................................................ 54
         12.13    Interpretation.............................................................. 54
         12.14    Confidentiality............................................................. 54
         12.15    GOVERNING LAW; CONSENT TO FORUM............................................. 54
         12.16    WAIVERS BY BORROWERS........................................................ 55
         12.17    Advertisement............................................................... 56
         12.18    Reimbursement............................................................... 56

                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT is made as of this 25/th/ day of January, 2002, by and among the borrower signatories hereto (individually a "Borrower" and collectively, "Borrowers"); the lenders who are signatories hereto ("Lenders"); and FLEET CAPITAL CORPORATION ("FCC"), a Rhode Island corporation with an office at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606, as agent for Lenders hereunder (FCC, in such capacity, being "Agent"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1. CREDIT FACILITY.

     Borrowers are in mutually related lines of business and each Borrower requires financing to operate its respective business. Each Borrower by seeking such financing on a collective basis is able to obtain more favorable terms that it would be able to obtain if it sought financing on a stand-alone basis. Accordingly, Borrowers collectively request Agent and Lenders to make the loans and advances provided for herein. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to Forty Million Dollars ($40,000,000) available upon Borrowers' request therefore, as follows:

     1.1  Revolving Credit Loans.
          ----------------------

          1.1.1  Loans and Reserves.  Each Lender agrees, severally and not
                 ------------------
jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time during the period from the date hereof to but not including the last day of the Term, as requested by VEI, on behalf of all Borrowers, in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) such Lender's Revolving Loan Commitment minus the product of such Lender's
                                        -----
Revolving Loan Percentage and the LC Amount minus the product of such Lender's
                                            -----
Revolving Loan Percentage and Reserves established pursuant to the immediately following sentence, if any and (ii) (x) the product of such Lender's Revolving Loan Percentage and (y) an amount equal to the Borrowing Base at such time minus
                                                                           -----
the LC Amount minus Reserves established pursuant to the immediately following
              -----
sentence, if any. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate in its reasonable credit judgment, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this subsection 1.1.1, including without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrowers' business; (ii) potential dilution related to Accounts; (iii) other sums chargeable against Borrowers' Loan Account as Revolving Credit Loans under any section of this Agreement; (iv) amounts owing by a Borrower to any Person to the extent secured by a Lien (other than a Permitted Lien) on, or trust over, any Property of a Borrower; (v) amounts owing by any Borrower in connection with Product Obligations; and (vi) such other specific events, conditions or contingencies as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder (collectively, "Reserves"). Notwithstanding the

                                     8.3-1
foregoing, Agent shall not establish any Reserves in respect of any matters relating to any items of Collateral that have been excluded or deducted in determining Eligible Accounts or Eligible Government Accounts, as applicable. The Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the Collateral.

          1.1.2  Overadvances.  Insofar as Borrowers may request and Agent,
                 ------------
Majority Lenders or all Lenders (as provided below) may be willing in their sole and absolute discretion to make Revolving Credit Loans to Borrowers at a time when the unpaid balance of Revolving Credit Loans plus the sum of the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or
----
funded with a Revolving Credit Loan, plus Reserves, exceeds, or would exceed
                                     ----
with the making of any such Revolving Credit Loan, the Borrowing Base (and such Loan or Loans being herein referred to individually as an "Overadvance" and collectively, as "Overadvances"), Agent shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally. Any Overadvance made pursuant to the terms hereof shall be made by all Lenders ratably in accordance with their respective Revolving Loan Percentages. Overadvances in the aggregate amount of Five Hundred Thousand Dollars ($500,000) or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole and absolute discretion of Agent. Overadvances in an aggregate amount of more than Five Hundred Thousand Dollars ($500,000) but less than One Million Dollars ($1,000,000) may, unless a Default or an Event of Default has occurred and is continuing, be made in the sole and absolute discretion of the Majority Lenders. Overadvances in an aggregate amount of One Million Dollars ($1,000,000) or more and Overadvances to be made after the occurrence and during the continuation of a Default or an Event of Default shall require the consent of all Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Lenders, (w) shall any Overadvances be outstanding for more than sixty (60) consecutive days, (x) after all outstanding Overadvances have been repaid, shall Agent or Lenders make any additional Overadvances unless sixty (60) days or more have expired since the last date on which any Overadvances were outstanding, (y) shall Overadvances be outstanding on more than ninety (90) days within any one hundred eighty day (180) period or (z) shall Agent make Revolving Credit Loans on behalf of Lenders under this subsection 1.1.2 to the extent such Revolving Credit Loans would cause a Lender's share of the Revolving Credit Loans to exceed such Lender's Revolving Loan Commitment minus such Lender's Revolving
                                               -----
Loan Percentage of the LC Amount.

          1.1.3  Use of Proceeds.  The Revolving Credit Loans shall be used
                 ---------------
solely for the satisfaction of existing Money Borrowed of Borrowers to General Electric Capital Corporation and Borrowers' other existing senior secured creditors and for Borrowers' general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

          1.1.4  Agent Loans.  Upon the occurrence and during the continuance of
                 -----------
an Event of Default, Agent, in its sole discretion, may make Revolving Credit Loans on behalf of Lenders, in an aggregate amount not to exceed One Million Dollars ($1,000,000), if Agent, in its reasonable business judgment, deems that such Revolving Credit Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations, or (iii) to pay any

                                     8.3-2
other amount chargeable to Borrowers pursuant to this Agreement, including without limitation costs, fees and expenses as described in Sections 2.8 and 2.9 (hereinafter, "Agent Loans"); provided, that in no event shall (a) the maximum
                              --------
principal amount of the Revolving Credit Loans exceed the aggregate Revolving Loan Commitments and (b) Majority Lenders may at any time revoke Agent's authorization to make Agent Loans. Any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof. Each Lender shall be obligated to advance its Revolving Loan Percentage of each Agent Loan. If Agent Loans are made pursuant to the preceding sentence, then (a) the Borrowing Base shall be deemed increased by the amount of such permitted Agent Loans, but only for so long as Agent allows such Agent Loans to be outstanding, and (b) all Lenders that have committed to make Revolving Credit Loans shall be bound to make, or permit to remain outstanding, such Agent Loans based upon their Revolving Loan Percentages in accordance with the terms of this Agreement.

           1.1.5  Letters of Credit; LC Guaranties. Agent agrees, for so long as
                  --------------------------------
no Default or Event of Default exists and if requested by VEI, on behalf of all Borrowers, to (i) issue its, or cause to be issued by Bank or another Affiliate of Agent, on the date requested by VEI, on behalf of all Borrowers, Letters of Credit for the account of Borrowers (or any one of them) or (ii) execute LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date requested by VEI, on behalf of all Borrowers, shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit; provided that the LC Amount shall not exceed Five Million Dollars
           --------
($5,000,000) at any time; and provided further that Agent shall not be required
                              -------- -------
to issue any Letters of Credit or LC Guaranties if, after giving effect to the issuance of any such Letter of Credit or LC Guaranty any Lender's Revolving Credit Loans would exceed the limit established pursuant to the first sentence of Section 1.1.1. No Letter of Credit or LC Guaranty may have an expiration date after the last day of the Term. Notwithstanding anything to the contrary contained herein, Borrower, Agent and Lenders hereby agree that all LC Obligations and all obligations of Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Advances, which Borrowers hereby acknowledge are requested and Lenders hereby agree to fund. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Lender hereby agrees to pay to Agent, on demand, an amount equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage, and until so paid, such
---------- --
amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Advances. Immediately upon the issuance of a Letter of Credit or an LC Guaranty under this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage.

SECTION 2. INTEREST, FEES AND CHARGES.

     2.1   Interest.
           --------

           2.1.1  Rates of Interest.  Interest shall accrue on the principal
                  -----------------
amount of the Base Rate Advances outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin plus the Base Rate.
                                                          ----
Interest shall accrue on the principal amount of each of the LIBOR Advances outstanding at the end of each day at a fixed rate per annum equal to the

                                     8.3-3

Applicable Margin plus the LIBOR for the applicable Interest Period.  The rate
                  ----
of interest applicable to Base Rate Advances shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

          2.1.2  Default Rate of Interest.  At the option of Majority Lenders,
                 ------------------------
upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

          2.1.3  Maximum Interest.  Notwithstanding anything to the contrary set
                 ----------------
forth in this Section 2.1, if at any time until payment in full of all of the Obligations, the interest rate calculated pursuant to subsections 2.1.1 and
2.1.2 (the "Stated Rate") exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however,
                                                             --------  -------
that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders from the making of advances hereunder is equal to the total interest which Lenders would have received had the Stated Rate (but for the operation of this subsection 2.1.3) been the interest rate payable since the Closing Date. Thereafter, the interest rate payable hereunder shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which event this subsection 2.1.3 shall again apply. In no event shall the total interest received by Lenders pursuant to the terms hereof exceed the amount which Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

     2.2  Computation of Interest and Fees.  Interest, Letter of Credit and LC
          --------------------------------
Guaranty fees and Unused Line Fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

     2.3  Fee Letter.  Borrowers shall pay Agent certain fees and other amounts
          ----------
in accordance with the terms of the fee letter between Borrowers and Agent (the "Fee Letter").

     2.4  Letter of Credit and LC Guaranty Fees.  Borrowers shall pay to Agent:
          -------------------------------------

          (I) for standby Letters of Credit and LC Guaranties of standby Letters of Credit, for the ratable benefit of Lenders a per annum fee equal to the Applicable Margin then in effect for LIBOR Advances of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable monthly in arrears on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

                                     8.3-4

          (ii) with respect to all Letters of Credit and LC Guaranties, for the account of Agent only, a per annum fronting fee equal to one-quarter of one percent (1/4%) of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, which fronting fees shall be payable monthly in arrears on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

     2.5  Unused Line Fee.  Borrowers shall pay to Agent, for the ratable
          ---------------
benefit of Lenders, a fee (the "Unused Line Fee") equal to three hundred seventy-five thousandths of one percent (.375%) per annum multiplied by the average daily amount by which the Maximum Revolving Loan Amount exceeds the sum of (i) the outstanding principal balance of the Revolving Credit Loans plus (ii) the LC Amount. The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.

     2.6  Prepayment Fee.  At the effective date of termination of this
          --------------
Agreement for any reason, Borrowers shall pay to Agent, for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents and any amounts owing pursuant to subsection 3.2.5), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to one percent (1%) of the Total Credit Facility if termination occurs during the first twelve-month period of the Term (Closing Date through January 31, 2003); and one-half of one percent (1/2%) of the Total Credit Facility if termination occurs during the second 12-month period of the Term (February 1, 2003 through January 30, 2004). If termination occurs on or after January 31, 2004, no termination charge shall be payable. Further, if this Agreement is terminated in connection with the sale of all or substantially all of the assets or Securities of Parent or Borrowers (either directly or indirectly through a cash-out merger), then no termination charges shall be payable.

     2.7  Audit Fees.  Borrowers shall pay to Agent audit fees in accordance
          ----------
with Agent's current schedule of fees in effect from time to time (as of the Closing Date $500 per diem per auditor) in connection with audits of the books and records and Properties of Borrowers and their Subsidiaries and such other matters as Agent shall deem appropriate in its reasonable credit judgment, plus all reasonable out-of-pocket expenses incurred by Agent in connection with such audits; provided, that so long as no Event of Default has occurred and is
        --------
continuing, Borrowers shall not be liable for such audit fees incurred in connection with more than four (4) such audits during any fiscal year, whether such audits are conducted by employees of Agent or by third parties hired by Agent. Such audit fees and out-of-pocket expenses shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Borrowers. Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to Borrowers and charging Borrowers' Loan Account therefor.

     2.8  Reimbursement of Expenses.  If, at any time or times regardless of
          -------------------------
whether or not an Event of Default then exists, (i) Agent incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any syndication or attempted syndication of

                                     8.3-5
the Obligations (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (2) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or (ii) Agent or any Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or Borrowers', any of its Subsidiaries' or Parent's affairs; (2) any attempt to enforce any rights of Agent or any Lender against any Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Agent or any Lender, as applicable, shall be charged to Borrowers; provided, that Borrowers shall not be responsible for such costs and out-of-
--------
pocket expenses to the extent incurred because of the gross negligence or willful misconduct of Agent or any Lender. All amounts chargeable to Borrowers under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Advances from time to time. Borrowers shall also reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Sections 2.9 and 2.10 hereof. The foregoing notwithstanding, Borrowers shall not be required to reimburse Agent for syndication costs and expenses in excess of Ten Thousand Dollars ($10,000).

     2.9  Bank Charges.  Borrowers shall pay to Agent, on demand, any and all
          ------------
fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of any Borrower, by Agent or any Lender, of proceeds of Loans made to any Borrower pursuant to this Agreement and
(ii) the depositing for collection by Agent or any Lender of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations.

     2.10 Collateral Protection Expenses; Appraisals.  All out-of-pocket
          ------------------------------------------
expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Additionally, from time to time, if Agent or any Lender determines that obtaining appraisals is necessary in order for it to comply with applicable laws or regulations, and at any time if a Default or an Event of Default shall have occurred and be continuing, Agent may, and shall if any Lender is required by applicable law or regulation to obtain any appraisal, at Borrowers' expense, obtain appraisals from appraisers (who may be personnel of Agent), stating the then current fair market value of all or any portion of the real or personal Property of any Borrower or any of its Subsidiaries.

                                     8.3-6

     2.11 Payment of Charges.  All amounts chargeable to Borrowers under this
          ------------------
Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Advances from time to time.

     2.12 No Deductions.  Any and all payments or reimbursements made hereunder
          -------------
shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the income of Agent or any Lender or franchise taxes by the jurisdiction under the laws of which Agent or any Lender is organized or doing business or any political subdivision thereof and taxes imposed on its income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof or franchise taxes (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income or as a franchise tax, herein "Tax Liabilities"). If any Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after all required deductions are made, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

SECTION 3. LOAN ADMINISTRATION.

     3.1  Manner of Borrowing Revolving Credit Loans/LIBOR Option.  Borrowings
          -------------------------------------------------------
under the credit facility established pursuant to Section 1 hereof shall be as follows:

          3.1.1  Loan Requests; Revolving Credit Loans.  A request for a
                 -------------------------------------
Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) VEI, on behalf of all Borrowers, may give Agent notice ("Notice of Revolving Credit Loan") of its intention to borrow, in which notice VEI, on behalf of all Borrowers, shall specify the amount of the proposed borrowing of a Revolving Credit Loan and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (Chicago, Illinois time) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Advance), provided,
                                                                     --------
however, that no such request may be made at a time when there exists a Default
-------
or an Event of Default; and (b) the becoming due of any amount required to be paid under this Agreement, or the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

          3.1.2  Disbursement.  Each Borrower hereby irrevocably authorizes
                 ------------
Agent to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from VEI, on behalf of all Borrowers; and

                                     8.3-7

(ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(b) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. If at any time any Loan is funded by Agent or Lenders in excess of the amount requested or deemed requested by Borrowers, Borrowers agree to repay the excess to Agent immediately upon the earlier to occur of (a) any Borrower's discovery of the error and (b) notice thereof to Borrowers from Agent or any Lender.

          3.1.3  Payment by Lenders.  Agent shall give to each Lender prompt
                 ------------------
written notice by facsimile, telex or cable of the receipt by Agent from VEI, on behalf of all Borrowers, of any request for a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be a LIBOR Advance or a Base Rate Advance, and the amount of each Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage). Each Lender shall, not later than 1:00 p.m. (Chicago time) on such requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Loan Percentage of the requested Revolving Credit Loan. The failure of any Lender to make the Revolving Credit Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan to be made by such other Lender. The foregoing notwithstanding, Agent, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of any Lender. In such event, the Lender on behalf of whom Agent made the Revolving Credit Loan shall reimburse Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. On each such settlement date, Agent will pay to each Lender the net amount owing to such Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Agent on such Lender's behalf until Agent is reimbursed by such Lender, shall be paid to Agent for its own account.

          3.1.4  Authorization.  Borrowers hereby irrevocably authorize Agent,
                 -------------
in Agent's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan (which shall be a Base Rate Advance), a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all fees, costs and expenses and other Obligations at any time owed by Borrowers to Agent or any Lender hereunder.

          3.1.5  Letter of Credit and LC Guaranty Requests.  A request for a
                 -----------------------------------------
Letter of Credit or LC Guaranty shall be made in the following manner: VEI, on behalf of all Borrowers, may give Agent and Bank (at such addresses and in such manner as Bank advises VEI from time to time) a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. (Chicago, Illinois time), one Business Day before the proposed issuance date thereof, in which notice VEI, on behalf of all Borrowers, shall specify the proposed issuer, issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and the Person being asked to issue such Letter of Credit or LC Guaranty); provided,
                                                                   --------
that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and

                                     8.3-8
reimbursement agreement in form and substance satisfactory to Agent and the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required resolutions.

          3.1.6  Method of Making Requests.  As an accommodation to Borrowers,
                 -------------------------
unless a Default or an Event of Default is then in existence, (i) Agent shall permit telephonic or electronic requests for Revolving Credit Loans to Agent,
(ii) Agent and Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to them, and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. Unless VEI, on behalf of all Borrowers, specifically directs Agent or Bank in writing not to accept or act upon telephonic or electronic communications from Borrowers, neither Agent nor Bank shall have any liability to Borrowers for any loss or damage suffered by any Borrower as a result of Agent's or Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Bank by any Borrower, and neither Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Revolving Credit Loan, Letter of Credit or LC Guaranty accepted by Agent and Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from VEI, on behalf of all Borrowers to Lender and Bank, if applicable.

          3.1.7  LIBOR Advances.  Provided that as of both the date of the LIBOR
                 --------------
Request and the first day of the Interest Period, no Default or Event of Default exists, in the event Borrowers desire to obtain a LIBOR Advance, VEI, on behalf of all Borrowers, shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on Borrowers. In no event shall Borrowers be permitted to have outstanding at any one time LIBOR Advances with more than five (5) different Interest Periods.

          3.1.8  Conversion of Base Rate Portions.  Provided that as of both the
                 --------------------------------
date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrowers may, on any Business Day, convert any Base Rate Advance into a LIBOR Advance. If Borrowers desire to convert a Base Rate Advance, VEI, on behalf of all Borrowers, shall give Agent a LIBOR Request no later then 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Base Rate Advances to LIBOR Advances, Borrowers shall not be permitted to have outstanding at any one time LIBOR Advances with more than five (5) different Interest Periods.

          3.1.9  Continuation of LIBOR Portions.  Provided that as of both the
                 ------------------------------
date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, VEI, on behalf of all Borrowers, may, on any Business Day, continue any LIBOR Advance into a subsequent Interest Period of the same or a different permitted duration. If Borrowers desire to continue a LIBOR Advance, VEI, on behalf of all Borrowers, shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the second Business Day prior to the requested continuation date. After giving effect to any continuation of LIBOR Advances, Borrowers shall not be permitted to have outstanding at any one time LIBOR Advances with more than five (5) different Interest Periods. If VEI, on behalf of all Borrowers, shall fail to give timely notice of its election to continue any LIBOR Advance or portion thereof as provided

                                     8.3-9
above, or if such continuation shall not be permitted, such LIBOR Advance or portion thereof, unless such LIBOR Advance shall be repaid, shall automatically be converted into a Base Rate Advance at the end of the Interest Period then in effect with respect to such LIBOR Advance.

          3.1.10  Inability to Make LIBOR Advances.  Notwithstanding any other
                  --------------------------------
provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection 3.1.10, the term "Lender" shall include the office or branch where such Lender or any corporation or bank then controlling such Lender makes or maintains any LIBOR Advances hereunder) to make or maintain its LIBOR Advances, or if with respect to any Interest Period, Agent is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Agent, impracticable to fund therein any of the LIBOR Advances, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Lender, the obligation of Agent and Lenders to make or continue LIBOR Advances or convert Base Rate Advances to LIBOR Advances hereunder shall forthwith be suspended during the pendency of such circumstances and Borrowers shall, if any affected LIBOR Advances are then outstanding, promptly upon request from Agent, convert such affected LIBOR Advances into Base Rate Advances.

     3.2  Payments.  Except where evidenced by notes or other instruments issued
          --------
or made by Borrowers to any Lender and accepted by such Lender specifically containing payment instructions that are in conflict with this Section 3.2 (in which case the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

          3.2.1  Principal; Revolving Credit Loans.  Principal on account of
                 ---------------------------------
Revolving Credit Loans shall be payable by Borrowers to Agent for the ratable benefit of Lenders immediately upon the earliest of (i) the receipt by Agent or any Borrower of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1 and 6.2.4, to the extent of said proceeds, subject to Borrowers' rights to reborrow such amounts in compliance with subsection 1.1.1 hereof; (ii) the occurrence of an Event of Default in consequence of which Majority Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that, if an
                                        --------  -------
Overadvance shall exist at any time, Borrowers shall, on demand, repay the Overadvance. Each payment (including principal prepayment) by Borrowers on account of principal of the Revolving Credit Loans shall be applied first to Base Rate Advances and then to LIBOR Advances.

          3.2.2  Interest.
                 --------

                 (i) Base Rate Advances.  Interest accrued on Base Rate Portions
                     ------------------
     shall be due and payable on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Majority Lenders elect to accelerate the maturity and payment of the Obligations or (3) termination of this Agreement pursuant to Section 4 hereof.

                                    8.3-10

                 (ii) LIBOR Advances.  Interest accrued on each LIBOR Portion
                      --------------
     shall be due and payable on each LIBOR Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Majority Lenders elect to accelerate the maturity and payment of the Obligations or (2) termination of this Agreement pursuant to Section 4 hereof.

          3.2.3  Costs, Fees and Charges.  Costs, fees and charges payable
                 -----------------------
pursuant to this Agreement shall be payable by Borrowers to Agent as and when provided in Section 2 or Section 3 hereof, as applicable to Agent or Lender, as applicable, or to any other Person designated by Agent or such Lender in writing.

          3.2.4  Other Obligations.  The balance of the Obligations requiring
                 -----------------
the payment of money, if any, shall be payable by Borrowers to Agent for ratable distribution to Lenders, as appropriate, as applicable, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

          3.2.5  Prepayment of LIBOR Advances.  Borrowers may prepay a LIBOR
                 ----------------------------
Advance only upon at least three (3) Business Days prior written notice to Agent (which notice shall be irrevocable). Borrowers shall pay to Agent, upon request of Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of Agent) to compensate each Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Advance on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrowers to borrow a LIBOR Advance on the date specified by VEI's written notice; or (iii) any failure by Borrowers to pay a LIBOR Advance on the date for payment specified in VEI's written notice. Without limiting the foregoing, Borrowers shall pay to Agent for the ratable benefit of Lenders a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Advance as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Agent for the ratable benefit of Lenders upon the prepayment of a LIBOR Advance. If by reason of an Event of Default, Agent or Majority Lenders elects or elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Advance shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment.

     3.3  Mandatory Prepayments.
          ---------------------

          3.3.1  Proceeds of Sale, Loss, Destruction or Condemnation of
                 ------------------------------------------------------
Collateral.  Except as provided in subsections 6.3.2 and 8.2.9 hereof, if any
----------
Borrower or any Subsidiary of any Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or

                                    8.3-11
destroyed or taken by condemnation, Borrowers shall, unless otherwise agreed to by Majority Lenders, pay to Agent for the pro rata benefit of Lenders, as and when received by the applicable Borrower or Subsidiary and as a mandatory prepayment of the Revolving Credit Loans, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by such Borrower or such Subsidiary from such sale, loss, destruction or condemnation.

          3.3.2  Proceeds from Issuance of Additional Indebtedness or Equity.
                 -----------------------------------------------------------
Except as limited below, if Parent or any Borrower issues any additional Indebtedness or obtains any additional equity in a manner permitted under this Agreement, Borrowers shall pay to Agent for the ratable benefit of Lenders, when and as received by the applicable Borrower and as a mandatory prepayment of the Revolving Credit Loans, a sum equal to one hundred percent (100%) of the net proceeds to such Borrower or Parent of the issuance of such Indebtedness or equity; provided, however, so long as an Event of Default (other than an Event
        --------  -------
of Default arising from the failure to comply with the Availability covenant contained in Exhibit 8.3) has not occurred and is not continuing, the amount of the mandatory prepayment of the Revolving Credit Loans required as a result of Parent issuing additional Parent equity shall be limited to the excess (if any) of the minimum Availability required by the Availability covenant contained in
Exhibit 8.3 as of the date on which Parent receives the proceeds from such equity issuance over Borrowers' average Availability for the thirty (30) days immediately prior to the date on which Parent receives such equity proceeds.

          3.3.3  LIBOR Advances.  If the application of any payment made in
                 --------------
accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Advance prior to the last day of the Interest Period for such LIBOR Advance, the amount of such prepayment shall not be applied to such LIBOR Advance, but will, at Borrowers' option, be held by Agent in a non-interest bearing account at a Lender or another bank satisfactory to Agent in its discretion, which account is in the name of Agent and from which account only Agent can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this Section 3.3 at the earlier to occur of (i) the last day of the relevant Interest Period or (ii) the occurrence of a continuing Default or a continuing Event of Default.

     3.4  Application of Payments and Collections.
          ---------------------------------------

          3.4.1  Collections.  All items of payment received by Agent by 12:00
                 -----------
noon, Chicago, Illinois, time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on the following Business Day. If as the result of collections of Accounts as authorized by subsection 6.2.4 hereof or otherwise, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be disbursed to Borrowers or otherwise at VEI's, on behalf of all Borrowers, direction in the manner set forth in subsection 3.1.1, upon VEI's, on behalf of all Borrowers, request at any time, so long as no Default or Event of Default then exists. Agent may at its option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

                                    8.3-12

          3.4.2  Apportionment, Application and Reversal of Payments.  Principal
                 ---------------------------------------------------
and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender). All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts, or, except as provided in subsection 3.3.1, other Collateral received by Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees,
                                             -----
indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Agent or Lenders from Borrowers; second, to pay
                                                          ------
interest due from Borrowers in respect of all Loans, including, Agent Loans;

third, to pay or prepay principal of Agent Loans; fourth, to pay or prepay
-----                                             ------
principal of the Revolving Credit Loans (other than Agent Loans) and unpaid reimbursement obligations in respect of Letters of Credit; fifth, to pay an
                                                           -----
amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash Collateral for such Obligations; sixth, to the payment of any other
                                         -----
Obligation (other than amounts related to Product Obligations) due to Agent or any Lender by Borrower; and seventh, to pay any fees, indemnities or expense
                            -------
reimbursements related to Product Obligations.

     3.5  All Loans to Constitute One Obligation.  The Loans and LC Obligations
          --------------------------------------
shall constitute one general Obligation of Borrowers, and shall be secured by Agent's Lien upon all of the Collateral.

     3.6  Loan Account.  Agent shall enter all Loans as debits to a loan account
          ------------
(the "Loan Account") and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

     3.7  Statements of Account.  Agent will account to Borrowers monthly with a
          ---------------------
statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Agent is notified by VEI, on behalf of all Borrowers, in writing to the contrary within sixty (60) days of the date each accounting is received by Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

     3.8  Increased Costs.  If any law or any governmental or quasi-governmental
          ---------------
rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

          (i) (1) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital,

                                    8.3-13
net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

          (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (iii) impose on such Lender or the London interbank market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, Borrowers shall pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrower. Such certification shall be conclusive absent manifest error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. In the event that the provisions of this Section 3.8 or subsection
3.1.10 result in the effective interest rates being charged to Borrowers being increased, on a per annum basis, by more than one quarter percent (1/4%), Borrowers may require any such affected Lender to sell and transfer all its interest in this Agreement, its Revolving Credit Note and its Revolving Credit Loan Commitments to a substitute Lender (who shall be reasonably acceptable to Agent) for a price in cash equal to principal balance of such affected Lender's outstanding Loans plus all accrued but unpaid interest thereon plus all accrued
                  ----
but unpaid fees due any such affected Lender plus any other sum due such Lender
                                             ----
under the

                                    8.3-14

Loan Documents under the terms hereof. Any such sale and transfer shall be made pursuant to the terms of Section 11.9 hereof.

     3.9  Basis for Determining Interest Rate Inadequate.  In the event that
          ----------------------------------------------
Agent or any Lender shall have determined that:

          (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

          (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed or proposed continued LIBOR Advance, or a proposed conversion of a Base Rate Advance into a LIBOR Advance; then

Agent or such Lender shall give Borrowers prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given,
(i) any such requested LIBOR Advance shall be made as a Base Rate Advance, unless Borrower shall notify Agent no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Advance, and (ii) any Base Rate Advance which was to have been converted to an affected type of LIBOR Advance shall be continued as or converted into a Base Rate Advance, or, if Borrowers shall notify Agent, no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Advance.

     3.10 Sharing of Payments, Etc.  If any Lender shall obtain any payment
          -------------------------
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loan made by it in excess of its ratable share of payments on account of Loans made by all Lenders, such Lender shall forthwith purchase from each other Lender such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that if all or any portion of such excess
                        --------
payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.10 shall be made through Agent.

                                    8.3-15

SECTION 4. TERM AND TERMINATION.

     4.1  Term of Agreement.  Subject to the right of Lenders to cease making
          -----------------
Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period from the date hereof, through the Termination Date (the "Term") unless terminated as provided in Section 4.2 hereof.

     4.2  Termination.
          -----------

          4.2.1  Termination by Agent or Lenders.  Agent, at the direction of
                 -------------------------------
Majority Lenders, shall terminate this Agreement without notice upon the occurrence and during the continuation of an Event of Default.

          4.2.2  Termination by Borrower.  Upon at least three (3) days' prior
                 -----------------------
written notice to Agent and Lenders, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until
                --------  -------
Borrowers have paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Agent's satisfaction and Borrowers have complied with
Section 2.6 and subsection 3.2.5. Any notice of termination given by VEI, on behalf of all Borrowers, shall be irrevocable unless Majority Lenders and Agent otherwise agree in writing, and Agent and Lenders shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

          4.2.3  Effect of Termination.  All of the Obligations shall be
                 ---------------------
immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Loan Documents until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Section 2.6 and subsection 3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent or any Lender may incur as a result of dishonored checks or other items of payment received by Agent or any Lender from Borrowers or any Account Debtor and applied to the Obligations, Agent shall either: (i) have received a written agreement reasonably satisfactory to Agent, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage; or
(ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and Lenders from any such loss or damage.

SECTION 5. SECURITY INTERESTS.

     5.1  Security Interest in Collateral.  To secure the prompt payment and
          -------------------------------
performance to Agent and each Lender of the Obligations, each Borrower hereby grants to Agent for the

                                    8.3-16
benefit of itself and each Lender a continuing Lien upon all of each Borrower's assets, including all of the following Property and interests in Property of each Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (i)     Accounts;

          (ii)    Certificated Securities;

          (iii)   Chattel Paper;

          (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

          (v)     Contract Rights;

          (vi)    Deposit Accounts;

          (vii)   Documents;

          (viii)  Equipment;

          (ix)    Financial Assets;

          (x)     Fixtures;

          (xi)    General Intangibles, including Payment Intangibles and
Software;

          (xii) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

          (xiii)  Instruments;

          (xiv)   Intellectual Property;

          (xv)    Inventory;

          (xvi)   Investment Property;

          (xvii)  money (of every jurisdiction whatsoever);

          (xviii) Letter-of-Credit Rights;

          (xix)   Payment Intangibles;

          (xx)    Security Entitlements;

                                    8.3-17

          (xxi)   Software;

          (xxii)  Supporting Obligations;

          (xxiii) Uncertificated Securities; and

          (xxiv) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or
           --------
license of Computer Hardware and Software, Intellectual Property or any General Intangible expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, or the grant of a security interest therein, Agent will not enforce its security interest in the applicable Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) nor shall such a security interest be deemed to exist (except to the extent applicable law voids the prohibition or assignment of security interests) for so long as such prohibition continues, it being understood that upon request of Agent, Borrowers will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Agent (and to Agent's enforcement of such security interest) in Agent's rights under such lease or license; and provided
                                                                      --------
further that Agent shall not be deemed to have been granted a Lien on any
-------
"intent to use" trademark applications to the extent a grant of a Lien therein would void the applicable application.

     5.2  Other Collateral.
          ----------------

          5.2.1  Commercial Tort Claims.  Each Borrower shall promptly notify
                 ----------------------
Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim. Each Borrower represents and warrants that as of the date of this Agreement, to its knowledge, it does not possess any Commercial Tort Claims.

          5.2.2  Other Collateral.  Each Borrower shall promptly notify Agent in
                 ----------------
writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Agent, promptly execute such other documents, and do such other commercially reasonable acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a

8.3-18
third party, other than Certificated Securities and Goods covered by a Document and take all commercially reasonable steps to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent.

     5.3  Lien Perfection; Further Assurances.  Each Borrower shall execute such
          -----------------------------------
UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, each Borrower hereby irrevocably authorizes Agent to execute and file any such financing statements, including, without limitation, financing statements that indicate the Collateral (i) as all assets of each Borrower or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on each Borrower's behalf. Each Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, each Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of the Loan Documents.

     5.4  Lien on Realty.  The due and punctual payment and performance of the
          --------------
Obligations shall also be secured by the Lien created by the Mortgages upon all real Property of any Borrower described therein. If any Borrower shall acquire at any time or times hereafter any fee simple interest in other real Property (other than leasehold interests in sales offices or warehouses), such Borrower agrees promptly to execute and deliver to Agent, for its benefit and the ratable benefit of Lenders, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments reasonably satisfactory in form and substance to Agent and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. The Mortgages and each New Mortgage shall be duly recorded (at Borrowers' expense) in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. In respect to any Mortgage or any New Mortgage, the applicable Borrower shall deliver to Agent, at Borrowers' expense, mortgagee title insurance policies issued by a title insurance company reasonably satisfactory to Agent, which policies shall be in form and substance reasonably satisfactory to Agent and shall insure a valid Lien in favor of Agent for the benefit of itself and each Lender on the Property covered thereby, subject only to Permitted Liens and those other exceptions reasonably acceptable to Agent and its counsel. The applicable Borrower shall also deliver to Agent such other usual and customary documents, including without limitation, ALTA Surveys of the real Property described in the Mortgages or any New Mortgage, as Agent and its counsel may reasonably request relating to the real Property subject to the Mortgages or the New Mortgages. Agent and Lenders, however, acknowledge that Borrowers shall not be required to deliver to Agent an ALTA Survey for the Georgia Property.

                                    8.3-19

SECTION 6. COLLATERAL ADMINISTRATION.

     6.1  General.
          -------

          6.1.1  Location of Collateral.  All Collateral, other than Inventory
                 ----------------------
in transit and motor vehicles, will at all times be kept by Borrowers and their Subsidiaries at one or more of the business locations set forth in Exhibit 6.1.1 as updated from time to time by Borrowers providing written notice to Agent of any new location.

          6.1.2  Insurance of Collateral.  Borrowers shall maintain and pay for
                 -----------------------
insurance upon all Collateral wherever located and with respect to the business of Borrowers and each of their Subsidiaries, covering casualty, hazard, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrowers shall deliver certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable and mortgagee endorsements, naming Agent as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days' prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than 30 days' prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower, any of its Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrowers agree to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of Borrowers and their Subsidiaries shall be remitted to Agent for application to the outstanding balance of the Revolving Credit Loans. Agent acknowledges that Borrowers' insurance in force on the Closing Date as evidenced by the certificates of insurance delivered by Borrowers to Agent on the Closing Date is acceptable to Agent as of the Closing Date.

          Unless Borrowers provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' expense to protect Agent's interests in the Properties of Borrowers and their Subsidiaries. This insurance may, but need not, protect the interests of Borrowers and their Subsidiaries. The coverage that Agent purchases might not pay any claim that Borrowers or any Subsidiary makes or any claim that is made against any Borrower or any such Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers and their Subsidiaries have obtained insurance as required by this Agreement. If Agent purchases insurance, Borrowers will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and their Subsidiaries may be able to obtain on their own.

                                    8.3-20

          6.1.3  Protection of Collateral.  Neither Agent nor any Lender shall
                 ------------------------
be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

     6.2  Administration of Accounts.
          --------------------------

          6.2.1  Records, Schedules and Assignments of Accounts.  Borrowers
                 ----------------------------------------------
shall keep accurate and complete records of their Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form acceptable to Agent/consistent with the reports currently prepared by Borrowers with respect to such information. Concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4 or more frequently as requested by Agent, Borrowers shall deliver to Agent, a summary aged trial balance of Borrowers' Accounts and if requested by Agent, a detailed aged trial balance existing as of the last day of the preceding month, specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. If requested by Agent, Borrowers shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

          6.2.2  Discounts, Allowances, Disputes.  If any Borrower grants any
                 -------------------------------
discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts.

          6.2.3  Account Verification.  Any of Agent's officers, employees or
                 --------------------
agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent, or any Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

                                    8.3-21

          6.2.4  Maintenance of Dominion Account.  Borrowers shall maintain a
                 -------------------------------
Dominion Account or Dominion Accounts pursuant to lockbox and blocked account arrangements reasonably acceptable to Agent with Bank. Borrowers shall issue to Bank an irrevocable letter of instruction directing Bank to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account. All funds deposited in any Dominion Account shall immediately become the property of Agent, for the benefit of itself and each Lender, the ratable benefit of Lenders, and Borrowers shall obtain the agreement by Bank in favor of Agent to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

          6.2.5  Collection of Accounts, Proceeds of Collateral.  Each Borrower
                 ----------------------------------------------
agrees that all invoices rendered and other requests made by any Borrower for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a lockbox established pursuant to subsection 6.2.4. To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by any Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property, for its benefit and the benefit of Lenders, by such Borrower as trustee of an express trust for Agent's benefit and such Borrower shall immediately deposit the same in kind in the Dominion Account. Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that Borrowers' Accounts have been assigned to Agent and to collect Borrowers' Accounts directly in its own name, or in the name of Agent's agent, and to charge the collection costs and expenses, including attorneys' fees, to Borrowers.

          6.2.6  Taxes.  If an Account includes a charge for any tax payable to
                 -----
any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of any Borrower and to charge Borrowers therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which such Borrower maintains reasonable reserves on its books therefor and
(ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by any Borrower.

     6.3  Administration of Equipment.
          ---------------------------

          6.3.1  Records and Schedules of Equipment.  Borrowers shall keep
                 ----------------------------------
records of their Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with subsection
6.3.2 hereof, and Borrowers shall, and shall cause their Subsidiaries to, furnish Agent with a current schedule containing the foregoing information on at least an annual basis and if an Event of Default has occurred and is continuing, more often if requested by Agent. Promptly after the request therefor by Agent, Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of their Equipment for which such evidence has not theretofore been delivered.

                                    8.3-22

          6.3.2  Dispositions of Equipment.  Borrowers shall not, and shall not
                 -------------------------
permit their subsidiaries to, sell, lease or otherwise dispose of or transfer any of their respective Equipment or other fixed assets or any part thereof without the prior written consent of Agent (which shall not be unreasonably withheld or delayed); provided, however, that the foregoing restriction shall
                      --------  -------
not apply, for so long as no Default or Event of Default exists and is continuing, to (i) dispositions of Equipment and other fixed assets which, in the aggregate during any consecutive twelve-month period, has or have a fair market value or book value, whichever is less, of One Million Dollars ($1,000,000) or less, provided that all proceeds thereof are remitted to Agent
                      --------
for application to the Loans as provided in Section 3.3.1, or (ii) replacements of Equipment of other fixed assets that is or are substantially worn, damaged or obsolete with Equipment or other fixed assets of like kind, function and value, provided that the replacement Equipment or other fixed assets shall be acquired within one hundred eighty (180) days of any disposition of the Equipment or other fixed assets that is or are to be replaced; it being understood that the replacement Equipment or other fixed assets shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens.

     6.4  Payment of Charges.  All amounts chargeable to Borrowers under Section
          ------------------
6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Advances from time to time.

SECTION 7. REPRESENTATIONS AND WARRANTIES.

     7.1  General Representations and Warranties.  To induce Agent and Lenders
          --------------------------------------
to enter into this Agreement and to make advances hereunder, each Borrower warrants, represents and covenants to Agent and each Lender that:

          7.1.1  Organization and Qualification.  Each Borrower and each of its
                 ------------------------------
Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, limited partnership or limited liability company, as applicable, in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions in which the failure of any Borrower or any of its Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

          7.1.2  Corporate Power and Authority.  Each Borrower and each of its
                 -----------------------------
Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders partners or members of any Borrower or any of its Subsidiaries; (ii) contravene any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, by-laws, certificate of formation or operating agreement (or other organizational documents (as the case may be)); (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having

                                    8.3-23
applicability to any Borrower or any of its Subsidiaries the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected the default or breach under which could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

          7.1.3  Legally Enforceable Agreement.  This Agreement is, and each of
                 -----------------------------
the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower enforceable against it in accordance with its respective terms, subject, as to enforcement, to general principles of equity and to bankruptcy, insolvency and similar laws affecting creditors' rights generally.

          7.1.4  Capital Structure.  Exhibit 7.1.4 hereto states (i) the correct
                 -----------------
name of each of the Subsidiaries of Parent, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Parent or such Subsidiary's immediate parent, (ii) the name of each Borrower's corporate or joint venture relationships and the nature of the relationship, (iii) the number, nature and holder of all outstanding treasury Securities of each Subsidiary of Parent and each Subsidiary of each Borrower and (iv) the number of authorized, issued and treasury Securities of Parent and each Subsidiary of each Borrower. Parent or another Subsidiary of Parent has good title to all of the Securities of each of Parent's Subsidiaries such Person purports to own, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. As of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, Securities of any of Parent's Subsidiaries. Except as set forth in Exhibit 7.1.4, there are no outstanding agreements or instruments binding upon any of Parent's or any of its Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of such Subsidiaries' Securities.

          7.1.5  Names; Organization.  Neither any Borrower nor any of its
                 -------------------
Subsidiaries has been known as or has used any legal, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, neither any Borrower nor any of its Subsidiaries has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. Each Borrower and each of its Subsidiaries' state(s) of incorporation or organization, Type of Organization and Organizational I.D. Number is set forth on Exhibit 7.1.5. The exact legal name of each Borrower and each of its Subsidiaries is set forth on Exhibit 7.1.5.

          7.1.6  Business Locations; Agent for Process.  Each Borrower's and
                 -------------------------------------
each of its Subsidiaries' chief executive office location of books and records and other places of business are as listed on Exhibit 6.1.1 hereto, as updated from time to time by Borrowers in accordance with the provisions of subsection
6.1.1. During the preceding one-year period ending on the Closing Date, neither any Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Exhibit 6.1.1. All taxable

                                    8.3-24

Collateral is, and will at all times, be kept by Borrowers and their Subsidiaries in accordance with subsection 6.1.1. Except as shown on Exhibit 6.1.1, as of the Closing Date hereof no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

          7.1.7  Title to Properties; Priority of Liens.  Each Borrower and each
                 --------------------------------------
of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens.
Each Borrower and each Subsidiary of each Borrower, has paid or discharged all lawful claims which, if unpaid, might reasonably be expected to become a Lien against any Borrower's or any Subsidiary's Properties that is not a Permitted Lien. The Liens granted to Agent for the benefit of itself and Lenders under
Section 5 hereof are first-priority Liens, subject only to Permitted Liens.

          7.1.8  Accounts.  Agent may rely, in determining which Accounts are
                 --------
Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account or Accounts. With respect to each of each Borrower's Accounts, whether or not such Account is an Eligible Account or an Eligible Government Account, unless otherwise disclosed in writing to Agent (in a Borrowing Base Certificate or otherwise), with respect to each Account:

               (i) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (ii) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

               (iii) it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

               (iv) there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

               (v) to the best of each Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

               (vi) to the best of each Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which could reasonably be expected to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

                                    8.3-25

          7.1.9  Equipment.  The Equipment of each Borrower and each Subsidiary
                 ---------
of each Borrower is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted. No Borrower and no Subsidiary of any Borrower will permit any of the Equipment to become affixed to any real Property leased to any Borrower or any Subsidiary of any Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and no Borrower will permit any of the Equipment of any Borrower or any Subsidiary of any Borrower to become an accession to any personal Property other than Equipment that is subject to first-priority (except for Permitted Liens) Liens in favor of Agent.

          7.1.10  Financial Statements; Fiscal Year.  The Consolidated balance
                  ---------------------------------
sheets of Parent and its Subsidiaries (including the accounts of all subsidiaries of Parent for the respective periods during which a Subsidiary relationship existed) as of November 24, 2001, and the related statements of income, changes in shareholders' equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Parent and such Persons at such dates and the results of Parent's and such Persons' operations for such periods. As of the Closing Date, since November 24, 2001, there has been no material adverse change in the condition, financial or otherwise, of Parent and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the Closing Date, the fiscal year of Parent and each of its Subsidiaries ends on the Saturday closest to June 30 of each year.

          7.1.11  Full Disclosure.  The financial statements referred to in
                  ---------------
subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrowers to Agent, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower has failed to disclose to Agent in writing which could reasonably be expected to have a Material Adverse Effect.

          7.1.12  Solvent Financial Condition.  Each Borrower and each of its
                  ---------------------------
Subsidiaries is now and, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder, and related transactions, will be Solvent.

          7.1.13  Surety Obligations.  Except as set forth on Exhibit 7.1.13 or
                  ------------------
as otherwise permitted by Section 8.2.3, neither any Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract, or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, which is not a Borrower or a Subsidiary of a Borrower.

          7.1.14  Taxes.  VEI's federal tax identification number is 76-0424426.
                  -----
The federal tax identification number of each of VEI's Subsidiaries is shown on
Exhibit 7.1.14 hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and

                                    8.3-26
payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrowers maintain reasonable reserves on its books therefor. The provision for taxes on the books of Borrowers and their Subsidiaries are adequate for all years not closed by applicable statutes, and for the current fiscal year.

          7.1.15  Brokers.  Except as shown on Exhibit 7.1.15 hereto, there are
                  -------
no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

          7.1.16  Patents, Trademarks, Copyrights and Licenses.  Each Borrower
                  --------------------------------------------
and each of its Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, trade names, copyrights, licenses, and other similar rights are listed on Exhibit 7.1.16 hereto. No claim has been asserted to any Borrower or any of its Subsidiaries which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party. To the knowledge of each Borrower and except as set forth on Exhibit 7.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon any Borrower's or any of its Subsidiaries' material Intellectual Property. Except as set forth on
Exhibit 7.1.16, each Borrower's and each of its Subsidiaries' (i) material trademarks, service marks, and copyrights are registered with the U.S. Patent and Trademark Office or in the U.S. Copyright Office, as applicable or effective applications are filed and of record in the relevant filing offices and (ii) material license agreements and similar arrangements relating to its Inventory
(1) permits, and does not restrict, the assignment by any Borrower or any of its Subsidiaries to Agent, or any other Person designated by Agent, of all of such Borrower's or such Subsidiary's, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by such Borrower or such Subsidiary, or Agent or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than 6 months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Document, including without limitation, the exercise by Agent of any of its rights or remedies under Section 10, will not result in the termination or impairment of any of any Borrower's or any of its Subsidiaries' ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on
Exhibit 7.1.16 and except as could not reasonably be expected to have a Material Adverse Effect, (i) neither any Borrower nor any of its Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of each Borrower, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

          7.1.17  Governmental Consents.  Each Borrower and each of its
                  ---------------------
Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct

                                    8.3-27
its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or maintain such rights could not be reasonably be expected to have a Material Adverse Effect.

          7.1.18  Compliance with Laws.  Each Borrower and each of its
                  --------------------
Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect and there have been no citations, notices or orders of noncompliance issued to each Borrower or any of its Subsidiaries under any such laws, rule or regulation, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. (S)201 et
                                                                             --
seq.), as amended.
---

          7.1.19  Restrictions.  Neither any Borrower nor any of its
                  ------------
Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness in any manner that could reasonably be expected to have a Material Adverse Effect, other than as set forth on
Exhibit 7.1.19 hereto. No agreement set forth on Exhibit 7.1.19 prohibits the execution of or compliance with this Agreement or the other Loan Documents by such Borrower or any of its Subsidiaries, as applicable.

          7.1.20  Litigation.  Except as set forth on Exhibit 7.1.20 hereto,
                  ----------
there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          7.1.21  No Defaults.  No event has occurred and no condition exists
                  -----------
which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. Neither any Borrower nor any of its Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed, in excess of Five Hundred Thousand Dollars ($500,000).

          7.1.22  Leases.  Exhibit 7.1.22(a) hereto is a complete listing of all
                  ------
capitalized and operating personal Property leases of each Borrower and each of its Subsidiaries and real Property leases of each Borrower and each of its Subsidiaries. Each Borrower and each of its Subsidiaries is in compliance with all of the terms of each of its respective capitalized and

                                    8.3-28
operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          7.1.23  Pension Plans.  Except as disclosed on Exhibit 7.1.23 hereto,
                  -------------
neither any Borrower nor any of its Subsidiaries has any Plan. Each Borrower and each of its Subsidiaries is in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of any Borrower or any of its Subsidiaries exists in connection with any Plan. Neither any Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

          7.1.24  Trade Relations.  There exists no actual or, to Borrowers'
                  ---------------
knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrowers and their Subsidiaries, or with any material supplier, except in each case where the same could not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          7.1.25  Labor Relations.  Except as described on Exhibit 7.1.25 hereto
                  ---------------
as of the Closing Date, neither any Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

     7.2  Continuous Nature of Representations and Warranties.  Each
          ---------------------------------------------------
representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrowers' or their respective Subsidiaries' business or operations that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as (i) Majority Lenders have consented to such changes, (ii) such changes are expressly permitted or contemplated by this Agreement or (iii) such changes could not reasonably be expected to have or evidence a Material Adverse Effect, and except to the extent that such representations and warranties expressly relate to an earlier date. Further, Borrowers shall be permitted to amend and update each of the factual Exhibits attached hereto and incorporated herein so long as any such amendment or update could not reasonably be expected to have or to evidence a Material Adverse Effect. Any reference contained in this Agreement to any Exhibit shall be deemed a reference to the latest updated version of such Exhibit, provided that such update does not have or evidence a
                         --------
Material Adverse Effect. Without limiting the generality of the foregoing, each Loan request made or deemed made pursuant to subsection 3.1.1 hereof and each request to

                                    8.3-29

Bank or Agent, any Letters of Credit or LC Guaranties, shall constitute Borrowers' reaffirmation, as of the date of each such request, of each representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of Borrowers, any Subsidiary of any Borrower, or Parent in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

     7.3  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.     COVENANTS AND CONTINUING AGREEMENTS.

     8.1  Affirmative Covenants.  During the Term, and thereafter for so long as
          ---------------------
there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders in writing, it shall:

          8.1.1  Visits and Inspections.  Permit (i) representatives of Agent
                 ----------------------
and any representatives as of any Lender who wish to accompany Agent's representatives, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations and (ii) appraisers engaged pursuant to Section 2.10 (whether or not personnel of Agent), from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrowers and each of their Subsidiaries, for the purpose of completing appraisals pursuant to Section 2.10. Agent, if no Default or Event of Default then exists, shall give Borrowers reasonable prior notice of any such inspection or audit. Without limiting the foregoing, Borrowers will participate and will cause their key management personnel to participate in a meeting with Agent and Lenders periodically (but at least annually) during each year (except that during the continuation of an Event of Default such meetings may be held more frequently as requested by Agent or Majority Lenders), which meeting(s) shall be held at such times and such places as may be reasonably requested by Agent.

          8.1.2  Notices.  Promptly notify Agent in writing of the occurrence of
                 -------
any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading, in any material respect as of the date made or remade. In addition, Borrowers agree to provide Agent with prompt written notice of any change in the information disclosed in any Exhibit hereto, in each case after giving effect to any materiality limits and Material Adverse Effect qualifications contained herein.

          8.1.3  Financial Statements.  Keep, and cause each Subsidiary to keep,
                 --------------------
adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting principles reflecting all its financial transactions; and cause to be prepared and furnished to Agent (with sufficient copies for all

                                    8.3-30

Lenders) the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Parent's certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with
GAAP):

               (i) not later than ninety (90) days after the close of each fiscal year of Parent, unqualified (except for a qualification for a change in accounting principles with which the accountants concur), audited financial statements of Parent and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Parent, but acceptable to Agent, and within a reasonable time thereafter, a copy of any management letter issued in connection therewith;

               (ii) not later than forty-five (45) days after the end of each Fiscal Quarter hereafter, including the last Fiscal Quarter of Parent's fiscal year, unaudited, interim financial statements of Parent and the Subsidiaries as of the end of such Fiscal Quarter and of the portion of Parent's fiscal year then elapsed, on a Consolidated and consolidating (with respect to VEI only) basis, certified by the chief financial officer (or, in his absence, the director of treasury) of Parent as prepared in accordance with GAAP and fairly presenting, in all material respects, the Consolidated and consolidating (with respect to VEI only) financial position and results of operations of Parent and its Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iii) not later than thirty (30) days after the end of each Fiscal Month hereafter, including the last Fiscal Month of Parent's fiscal year, unaudited, interim financial statements of Parent and its Subsidiaries as of the end of such Fiscal Month and of the portion of Parent's fiscal year then elapsed, on a Consolidated and consolidating (with respect to VEI only) basis, certified by the chief financial officer (or, in his absence, the director of treasury) of Parent as prepared in accordance with GAAP and fairly presenting, in all material respects, the Consolidated and consolidating (with respect to VEI only) financial position and results of operations of Parent and its Subsidiaries for such Fiscal Month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes

               (iv) together with each delivery of financial statements pursuant to clauses (i), (ii) and (iii) of this subsection 8.1.3, a management report (1) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 8.1.6 and (2) identifying the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer (or, in his absence, the director of treasury) of Parent to the effect that such information fairly presents in all material respects the results of operation and financial condition of Parent and its Subsidiaries as at the dates and for the periods indicated;

               (v) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Parent or any

                                    8.3-31

     Borrower has made available to its security holders and copies of any regular, periodic and special reports or registration statements which Parent, any Borrower or any Subsidiary of any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                 (vi) upon request of Agent, copies of any annual report to be filed with ERISA in connection with each Plan; and

                 (vii) such other data and information (financial and otherwise) as Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Parent's or any of Parent's Subsidiaries' financial condition or results of operations.

          Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3 or more frequently if reasonably requested by Agent, Borrowers shall cause to be prepared and furnished to Agent a Compliance Certificate ("Compliance Certificate") in the form of Exhibit 8.1.3 hereto executed by the chief financial officer (or, in his absence, the director of treasury) of Parent and management's discussion and analysis of the Parent's financial condition, results of operations, business financials, liquidity and capital resources, risks and such other matters as Parent deems appropriate or as requested by Agent.

          Within five (5) days after the earlier of the last day of each fiscal year of Borrowers and the date Parent engaged independent certified public accountants to audit Parent's and Borrowers' financial statements, Parent shall deliver to such independent certified public accountants a letter from Parent and/or Borrowers addressed to such independent certified public accountants indicating that it is a primary intention of Parent and Borrowers in engaging such accountants that Agent and Lenders rely upon such financial statements of Parent, Borrowers and Borrowers' Subsidiaries.

          8.1.4  Borrowing Base Certificates.  On or before the Thursday of each
                 ---------------------------
week from and after the date hereof, Borrowers shall deliver to Agent, in form acceptable to Agent, a Borrowing Base Certificate as of the last day of the immediately preceding week (or shorter period as is applicable), with such supporting materials as Agent shall reasonably request. If Borrowers deem it advisable, or Agent shall request, Borrowers shall execute and deliver to Agent Borrowing Base Certificates more frequently than weekly.

          8.1.5  Landlord, Storage and Other Agreements.  Provide Agent with
                 --------------------------------------
copies of all agreements between any Borrower or any of its Subsidiaries and any landlord, warehouseman, processor, distributor or consignee which owns or is the lessee of any premises at which any Collateral may, from time to time, be kept. With respect to any lease (other than leases for sales offices), warehousing agreement or any processing agreement in any case entered into after the Closing Date, Borrowers shall provide, with respect to its headquarters and/or other facilities where its accounting systems are located, and with respect to all other facilities, shall use all commercially reasonable efforts to provide, Agent with landlord waivers, bailee letters or processor letters with respect to such premises. Such landlord waivers, bailee letters or processor letters shall be in a form supplied by Agent to Borrowers with such reasonable revisions as are

                                    8.3-32
customarily accepted by Agent or by similar financial institutions in similar financial transactions.

          8.1.6  Projections.  No later than thirty (30) days after the end of
                 -----------
each fiscal year of Borrowers, deliver to Agent Projections of Parent and Borrowers for the forthcoming year, month by month.

          8.1.7  Subsidiaries.  Cause each Subsidiary of any Borrower, whether
                 ------------
now or hereafter in existence, promptly upon Agent's request therefor, to execute and deliver to Agent a Guaranty Agreement and a security agreement pursuant to which such Subsidiary guaranties the payment of all Obligations and grants to Agent a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in Section 5.1. Additionally, the applicable Borrower shall execute and deliver to Agent a pledge agreement pursuant to which the applicable Borrower grants to Agent a first priority Lien (subject only to Permitted Liens) with respect to all of the issued and outstanding Securities of each such Subsidiary.

          8.1.8  Deposit and Brokerage Accounts.  For each deposit account or
                 ------------------------------
brokerage account that any Borrower at any time opens or maintains, such Borrower shall, at Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of the applicable Borrower, in each case, in a manner consistent with the "control provisions" of Articles 8 and 9 of the UCC.

     8.2  Negative Covenants.  During the Term and thereafter for so long as
          ------------------
there are any Obligations outstanding, each Borrower covenants, on a joint and several basis, that, unless otherwise consented by Majority Lenders in writing, it shall not:

          8.2.1  Mergers; Consolidations; Acquisitions; Structural Changes.
                 ---------------------------------------------------------
Merge or consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person; nor change its or any of its Subsidiaries' state of incorporation or organization or Type of Organization or Organizational I.D. Number; nor change its or any of its Subsidiaries' legal name; nor acquire, nor permit any of its Subsidiaries to acquire all or any substantial part of the Properties of any Person, except for:

                 (i) mergers of any Subsidiary of a Borrower into a Borrower or another wholly-owned Subsidiary of a Borrower; and

                 (ii) acquisitions of assets consisting of fixed assets or real Property that constitute Capital Expenditures permitted under subsection 8.2.8 (including those made pursuant to the proviso thereto).

          8.2.2  Loans.  Make, or permit any Subsidiary of any Borrower to make,
                 -----
any loans or other advances of money to any Person other than (i) for salary, travel advances, advances against commissions and other similar advances to employees in the ordinary course of business), (ii) extensions of trade credit in the ordinary course of business, (iii) deposits with financial institutions permitted under this Agreement, (iv) prepaid expenses and (v) loans and

                                    8.3-33
advances from one Borrower to another; provided that the aggregate amount of all such loans and advances to an individual Borrower does not exceed one hundred percent (100%) of the aggregate amount of such Borrower's Accounts.

          8.2.3  Total Indebtedness.  Create, incur, assume, or suffer to exist,
                 ------------------
or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness, except:

                 (i)    Obligations owing to Agent and Lenders;

                 (ii) Indebtedness, including, without limitation, Bayview Subordinated Debt, existing on the date of this Agreement and listed on
     Exhibit 8.2.3;

                 (iii)  Permitted Purchase Money Indebtedness;

                 (iv) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                 (v)    guaranties of any Indebtedness permitted hereunder;

                 (vi) Indebtedness in respect of Intercompany loans permitted under subsection 8.2.2(v);

                 (vii)  obligations to pay Rentals permitted by subsection
     8.2.18;

                 (viii) to the extent not included above, trade payables, accruals and accounts payable in the ordinary course of business (in each case to the extent not overdue) not for Money Borrowed;

                 (ix)   Replacement Subordinated Debt; and

                 (x) Indebtedness not included in paragraphs (i) through (ix) above which does not exceed at any time, in the aggregate, the sum of Five Hundred Thousand Dollars ($500,000).

          8.2.4  Affiliate Transactions.  Enter into, or be a party to, or
                 ----------------------
permit any Subsidiary of any Borrower to enter into or be a party to, any transaction with any Affiliate of any Borrower or Parent or any holder of any Securities of Parent, any Borrower or any Subsidiary of any Borrower, including, without limitation, any management, consulting or similar fees, except (i) in the ordinary course of and pursuant to the reasonable requirements of any Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to the applicable Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of a Borrower or such Subsidiary;
(ii) as otherwise permitted under this Agreement; and (iii) that so long as no Default or Event of Default has occurred and is continuing or would be caused by any such payment, Borrowers may pay management fees to MCG Global in an amount not to exceed Seventy Five Thousand Dollars ($75,000) in the aggregate during any Fiscal Month of Borrowers or Nine Hundred Thousand Dollars ($900,000) in the aggregate during any fiscal year of Borrowers.

                                    8.3-34

          8.2.5  Limitation on Liens.  Create or suffer to exist, or permit any
                 -------------------
Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                 (i) Liens at any time granted in favor of Agent for its benefit and the ratable benefit of Lenders;

                 (ii) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only, with respect to contested Liens, if in Agent's judgment such Lien could not reasonably be expected to adversely affect Agent's rights or the priority of Agent's Lien on any Collateral having a fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000);

                 (iii) Liens arising in the ordinary course of any Borrower's or any of its Subsidiaries' business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or Subsidiary or materially impair the use thereof in the operation of such Borrower's or Subsidiary's business;

                 (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                 (v)    such other Liens as appear on Exhibit 8.2.5 hereto;

                 (vi) Liens incurred or deposits made in the ordinary course of business in connection with (1) worker's compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                 (vii) reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by any Borrower or one of its Subsidiaries; provided that such exceptions do not in the
                                 --------
     aggregate materially interfere with the use of such Property in the ordinary course of any Borrower's or such Subsidiary's business;

                 (viii) judgment Liens that do not give rise to an Event of Default under subsection 10.1.15; and

                 (ix) such other Liens as Majority Lenders hereafter approve in writing.

          8.2.6  Payments and Amendments of Certain Debt.
                 ------------------------------------------

                 (i) make or permit any Subsidiary of any Borrower to make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the

                                    8.3-35
subordination agreement relative thereto or the subordination provisions thereof or in connection with the refinancing of the Bayview Subordinated Debt with Replacement Subordinated Debt; or

                 (ii) amend or modify any agreement, instrument or document evidencing or relating to any Subordinated Debt.

          8.2.7  Distributions. Declare or make, or permit any Subsidiary of any
                 -------------
     Borrower to declare or make, any Distributions, except for:

                 (i) Distributions by any Subsidiary of a Borrower to such Borrower;

                 (ii) Distributions paid solely in Securities of any Borrower or any of its Subsidiaries;

                 (iii) Distributions by a Borrower in amounts necessary to permit such Parent to repurchase Securities of Parent from employees of such Borrower or Parent or any of such Borrower's Subsidiaries upon the termination of their employment, so long as no Default or Event of Default exists at the time of or would be caused by the making of such Distributions and the aggregate cash amount of such Distributions, measured at the time when made, does not exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year of Parent;

                 (iv) So long as no Default or Event of Default exists at the time of or would be caused by the making of such Distributions, Distributions by VEI or its Subsidiaries in an amount sufficient to permit Parent to pay Consolidated tax liabilities of Parent, Borrowers and Borrowers' Subsidiaries relating to the business of Borrowers and Borrowers' Subsidiaries, so long as Parent applies the amount of such Distributions for such purpose; and

                 (v) Distributions by Borrowers or their Subsidiaries to the extent necessary to permit Parent to pay administrative costs and expenses related to the business of Borrowers and their Subsidiaries, not to exceed Five Million Dollars ($5,000,000) in any fiscal year of Borrowers, so long as Parent applies the amount of such Distributions for such purpose.

          8.2.8  Capital Expenditures.  Make Capital Expenditures (including,
                 --------------------
without limitation, by way of capitalized leases but excluding Capital Expenditures financed by Permitted Purchase Money Indebtedness) which, in the aggregate, as to Borrowers and all of their Subsidiaries, exceed, in any fiscal year of Parent and Borrowers, the amount set forth opposite such fiscal year in the following schedule:

          Fiscal Year Ending                 Permitted Capital Expenditure
          ------------------                 -----------------------------

Saturday nearest June 30, 2002                         $4,000,000

Saturday nearest June 30, 2003                         $4,000,000

                                    8.3-36

Saturday nearest June 30, 2004                         $6,000,000

Saturday nearest June 30, 2005                         $4,000,000


provided that Capital Expenditures incurred in connection with the replacement
--------
of Equipment as provided in subsection 6.3.2(ii) shall not be included for the purpose of determining permitted Capital Expenditures under this subsection 8.2.8.

          8.2.9  Disposition of Assets.  Sell, lease or otherwise dispose of any
                 ---------------------
of, or permit any Subsidiary or any Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

                 (i)    sales of Inventory in the ordinary course of business;

                 (ii) transfers of Property to a Borrower by a Subsidiary of a Borrowers;

                 (iii) dispositions of Property that is substantially worn, damaged, uneconomic or obsolete (subject to subsection 6.3.2 hereof);

                 (iv)   dispositions of investments described in paragraphs
     (iv), (v), (vi) and (vii) of the definition of the term "Restricted Investments"; and

                 (v) other dispositions expressly authorized by this Agreement.

          8.2.10 Securities of Subsidiaries.  Permit any of its Subsidiaries to
                 --------------------------
issue any additional Securities except director's qualifying Securities.

          8.2.11 Bill-and-Hold Sales, Etc.  Make, or permit any Subsidiary of
                 ------------------------
any Borrower to make, a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis, or any sale on a repurchase or return basis.

          8.2.12 Restricted Investment.  Make or have, or permit any Subsidiary
                 ---------------------
of any Borrower to make or have, any Restricted Investment.

          8.2.13 Subsidiaries and Joint Ventures.  Create, acquire or otherwise
                 -------------------------------
suffer to exist, or permit any Subsidiary of any Borrower to create, acquire or otherwise suffer to exist any Subsidiary or joint venture not in existence on the date hereof.

          8.2.14 Tax Consolidation.  File of consent to the filing of any
                 -----------------
consolidated income tax return with any Person other than a Subsidiary of a Borrower or Parent.

          8.2.15 Organizational Documents.  Agree to, or suffer to occur, any
                 ------------------------
amendment, supplement or addition to its or any of its Subsidiaries' charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability

                                    8.3-37
agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

          8.2.16 Fiscal Year End.  Change, or permit any Subsidiary of any
                 ---------------
Borrower to change its fiscal year end.

          8.2.17 Negative Pledges.  Enter into any agreement limiting the
                 ----------------
ability of any Borrower or any of its Subsidiaries to voluntarily create Liens upon any of its Property other than Property securing Permitted Purchase Money Indebtedness..

          8.2.18 Leases.  Become, or permit any of its Subsidiaries to become,
                 ------
a lessee or a guarantor of a lessee under any operating lease (other than a lease under which any Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable or guaranteed during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrowers or any of their Subsidiaries is then lessee would exceed Twenty-Eight Million Dollars ($28,000,000). The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

     8.3  Specific Financial Covenants.  During the Term and thereafter for so
          ----------------------------
long as there are any Obligations outstanding, Borrowers covenant that they, unless otherwise waived by Majority Lenders in writing, shall comply with each of the financial covenants set forth on Exhibit 8.3 hereto. If GAAP changes from the basis used in preparing the audited financial statements delivered to Agent by Borrowers on or before the Closing Date, Borrowers will provide Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of Borrowers or upon the request of Agent, calculations setting forth the adjustments necessary to demonstrate how Borrowers are also in compliance with such financial covenants based upon GAAP as in effect on the Closing Date.

SECTION 9. CONDITIONS PRECEDENT.

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan nor shall Agent be required to issue or procure any Letter of Credit or LC Guaranty, unless and until each of the following conditions has been and continues to be satisfied:

     9.1  Documentation.  Agent shall have received, in form and substance
          -------------
satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions and certificates as Agent and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Agent and its counsel.

     9.2  No Default.  No Default or Event of Default shall exist.
          ----------

     9.3  Other Loan Documents.  Each of the conditions precedent set forth in
          --------------------
the other Loan Documents shall have been satisfied.

                                    8.3-38

     9.4   Availability.  As of the Closing Date, Agent shall have determined
           ------------
that immediately after Lenders have made the initial Loans and issued the initial Letters of Credit and LC Guaranties contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than Eight Million Dollars ($8,000,000).

     9.5   No Litigation.  No action, proceeding, investigation, regulation or
           -------------
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

     9.6   Accounts Payable.  As of the Closing Date, Agent and Majority Lenders
           ----------------
shall have determined to their satisfaction that Borrowers' accounts payable turnover is consistent with, or less than, historical practice.

     9.7   TH Lee Letters of Credit.  The maturity date of the TH Lee Letters of
           ------------------------
Credit shall have been extended to a date not earlier than January 23, 2003.
The terms and conditions of the TH Lee Letters of Credit and the issuer thereof shall be acceptable to Agent and Majority Lenders.

     9.8   Material Adverse Effect.  Since November 24, 2001, there has not been
           -----------------------
any material adverse change in the business, assets, financial condition, income or prospects of Borrowers and their Subsidiaries, taken as a whole, and no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

     9.9   Bayview Subordinated Debt Documents.  The agreements and/or documents
           -----------------------------------
evidencing the Bayview Subordinated Debt shall have been amended in a manner satisfactory to Agent and Lenders.

SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.

     10.1  Events of Default.  The occurrence of one or more of the following
           -----------------
events shall constitute an "Event of Default":

           10.1.1  Payment of Obligations.  Borrowers shall fail to pay any of
                   ----------------------
the Obligations hereunder or under any Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

           10.1.2  Misrepresentations.  Any representation, warranty or other
                   ------------------
statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Subsidiary of any Borrower or Parent in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to Section 7.2 hereof.

           10.1.3  Breach of Specific Covenants. Borrowers shall fail or neglect
                   ----------------------------
to perform, keep or observe any covenant contained in Section or subsection 5.2, 5.3, 6.1.2, 6.2.4,

                                    8.3-39

6.2.5, 8.1.1, 8.1.2, 8.1.4, 8.1.8, 8.2 or 8.3 hereof on the date that Borrowers are required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in Section 8.1.3 or 8.1.6 hereof within 5 days (10 days with respect to Section 8.1.6) following the date on which Borrowers are required to perform, keep or observe such covenant.

          10.1.4   Breach of Other Covenants. Borrowers shall fail or neglect to
                   -------------------------
perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within 30 days after the sooner to occur of VEI's (on behalf of all Borrowers) receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of Parent or any Borrower.

          10.1.5   Default Under Security Documents or Other Agreements.  Any
                   ----------------------------------------------------
event of default shall occur under, or any Borrower, any of its Subsidiaries or Parent shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

          10.1.6   Other Defaults.  There shall occur any default or event of
                   --------------
default on the part of any Borrower, any Subsidiary of any Borrower or Parent under any agreement, document or instrument to which any Borrower, such Subsidiary of any Borrower or Parent is a party or by which such Borrower, such Subsidiary of such Borrower or Parent or any of its Property is bound, evidencing or relating to any Indebtedness (other than the Obligations) with an outstanding principal balance in excess of Five Hundred Thousand Dollars ($500,000), if the payment or maturity of such Indebtedness is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or could be made in accordance with the terms thereof.

          10.1.7   Uninsured Losses.  Any material loss, theft, damage or
                   ----------------
destruction of any portion of the Collateral having a fair market value of Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate, if not fully covered (subject to such deductibles and self-insurance retentions as Agent shall have permitted) by insurance.

          10.1.8   Insolvency and Related Proceedings.  Any Borrower, any
                   ----------------------------------
Subsidiary of any Borrower or Parent shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower, any Subsidiary of any Borrower or Parent under U.S. federal bankruptcy laws (if against any Borrower, any Subsidiary of any Borrower or Parent the continuation of such proceeding for more than 30 days), or any Borrower, any Subsidiary of any Borrower or Parent shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

          10.1.9   Business Disruption; Condemnation.  There shall occur a
                   ---------------------------------
cessation of a substantial part of the business of Borrower, any Subsidiary of any Borrower or Parent for a period which materially adversely affects such Borrower's, such Subsidiary's or Parent's, in each case taken as a whole, capacity to continue its business on a profitable basis; or any Borrower,

                                    8.3-40
any Subsidiary of any Borrower or Parent shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by any Borrower, any Subsidiary of any Borrower or Parent which is necessary to the continued or lawful operation of its business and such loss or revocation has or evidences a Material Adverse Effect; or any Borrower, any Subsidiary of any Borrower or Parent shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs and such injunction or restraint has or evidences a Material Adverse Effect; or any material lease or agreement pursuant to which any Borrower, any Subsidiary of any Borrower or Parent leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation and such condemnation has or evidences a Material Adverse Effect.

          10.1.10   Change of Ownership.  There shall occur a Change in Control.
                    -------------------

          10.1.11   ERISA.  A Reportable Event shall occur which, in Agent's
                    -----
determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower or Parent is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or Parent's complete or partial withdrawal from such Plan and any such event could reasonably be expected to have a Material Adverse Effect.

          10.1.12   Challenge to Agreement.  Any Borrower, any Subsidiary of any
                    ----------------------
Borrower or Parent, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

          10.1.13   Repudiation of or Default Under Guaranty Agreement.  Parent
                    --------------------------------------------------
shall revoke or attempt to revoke the Guaranty Agreement signed by Parent, or shall repudiate Parent's liability thereunder or shall be in default under the terms thereof.

          10.1.14   Criminal Forfeiture.  Any Borrower, any Subsidiary of any
                    -------------------
Borrower or Parent shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Borrower, any Subsidiary of any Borrower or Parent.

          10.1.15   Judgments.  Any money judgments, writ of attachment or
                    ---------
similar process (collectively, "Judgments") are issued or rendered against any Borrower, any Subsidiary of Borrower or Parent, or any of their respective Property (i) in the case of money judgments, in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of

                                     8.3-41
non-monetary Judgments, such Judgment or Judgments (in the aggregate) could reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, released or discharged within thirty (30) days.

          10.1.16   TH Lee Letters of Credit.  The TH Lee Letters of Credit
                    ------------------------
shall fail to be renewed or extended at least thirty (30) days prior to January 23, 2003, or such later termination date (as extended from time to time); unless on the date which is thirty (30) days prior to the termination date of such TH Lee Letters of Credit, each of the following conditions is satisfied: (i) for the immediately prior sixty (60) days, average Availability, calculated on a pro forma basis assuming the TH Lee Letters of Credit have been terminated, equals or exceeds Eight Million Dollars ($8,000,000); and (ii) the Fixed Coverage Ratio for the most recently ended six month period equals or exceeds 1.10 to 1; and
(iii) no Default or Event of Default has occurred and is continuing. In addition, Agent and Lenders consent to the termination of the TH Lee Letters of Credit with an aggregate face value of Three Million Five Hundred Fifty Thousand Dollars ($3,550,000) or less if each of the following conditions is satisfied:
(i) for the immediately prior sixty (60) days, average Availability, calculated on a pro forma basis assuming that all TH Lee Letters of Credit have been terminated, equals or exceeds Eleven Million Dollars ($11,000,000); (ii) Parent's and Borrowers' audited Consolidated financial statements for the period ended June 30, 2002 evidence that the Fixed Charge Coverage Ratio for the six month period ended June 30, 2002 equals or exceeds 1.10 to 1; and (iii) no Default or Event of Default has occurred and is continuing.

     10.2 Acceleration of the Obligations.  Upon or at any time after the
          -------------------------------
occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Majority Lenders be terminated and/or
(ii) Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agent or any Lender, and Borrowers shall forthwith pay to Agent, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default
                  --------
specified in subsection 10.1.8 hereof, the Revolving Loan Commitments shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Agent or any Lender.

     10.3 Other Remedies.  Upon the occurrence and during the continuance of an
          --------------
Event of Default, Agent shall have and may exercise from time to time the following other rights and remedies:

          10.3.1 All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrowers and each of their Subsidiaries to assemble the Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any

                                     8.3-42

Borrower, such Borrower or any Subsidiary of any Borrower agrees not to charge, or permit any of its Subsidiaries to charge, Agent for storage thereof).

          10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Agent may, at Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Borrower agrees that ten (10) days' written notice to Borrowers or any of their Subsidiaries of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's or any Subsidiary's of any Borrower premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower and Parent shall remain jointly and severally liable to Agent and Lenders therefor.

          10.3.4 Agent is hereby granted a license or other right to use, without charge, each Borrower's and each Subsidiary's of each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing advertising for sale and selling any Collateral and any Borrower's or any Subsidiary's of any Borrower rights under all licenses and all franchise agreements shall inure to Agent's benefit.

          10.3.5 Agent may, at its option, require Borrowers to deposit with Agent funds equal to the LC Amount and, if Borrowers fail to promptly make such deposit, Agent may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by al of the Collateral and shall constitute a Base Rate Advance.
Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

    10.4  Set Off and Sharing of Payments.  In addition to any rights now or
          -------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with prior written consent of Agent and with reasonably prompt

                                     8.3-43
subsequent notice to any Borrower (any prior or contemporaneous notice to any or all Borrowers being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to any Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Revolving Credit Percentage of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's pro rata share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Revolving Loan Percentages. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the Revolving Credit Percentages.

     10.5  Remedies Cumulative; No Waiver.  All covenants, conditions,
           ------------------------------
provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or Lenders or contained in any other agreement between Agent and/or Lenders, and any Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Agent or Lenders to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Agent and/or Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent, Lenders or Majority Lenders (as applicable) and directed to Borrowers.

SECTION 11. THE AGENT

     11.1  Authorization and Action.  Each Lender hereby appoints and authorizes
           ------------------------
Agent to take such action on its behalf and to exercise such powers under this Agreement, and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, Borrowers.
As to any matters not expressly provided

                                     8.3-44
for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes, Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders, whenever such instruction shall be requested by Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided that Agent shall be fully justified in
                             --------
failing or refusing to take any action which exposes Agent to any liability or which is contrary to this Agreement or the other Loan Documents or applicable law, unless Agent is indemnified to its satisfaction by Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent seeks the consent or approval of Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Agent shall send notice thereof to each Lender and shall notify each Lender at any time that Majority Lenders (or such greater or lesser number of Lenders) have instructed Agent to act or refrain from acting pursuant hereto.

     11.2  Agent's Reliance, Etc. Neither Agent, any Affiliate of Agent, nor any
           ---------------------
of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat each Lender party as the holder of Obligations until Agent receives written notice of the assignment or transfer of such Lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices in respect of loans in which Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower or any Subsidiary of any Borrower, to inspect the property (including the books and records) of any Borrower or any Subsidiary of any Borrower or to monitor the financial condition of Borrowers or any Subsidiary of any Borrower or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent upon the instructions of Majority Lenders pursuant to Section
11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default, has received notice from any Borrower or Parent's and

                                     8.3-45

Borrowers' independent certified public accountants stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

     11.3  FCC and Affiliates.  With respect to its commitment hereunder to make
           ------------------
Revolving Credit Loans and to issue or procure Letters of Credit and LC Guaranties, FCC shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the terms "Lender", "Lenders" or "Majority Lenders" shall, unless otherwise expressly indicated, include FCC in its individual capacity as a Lender. FCC and its Affiliates may lend money to, and generally engage in any kind of business with, Parent, Borrowers, any of their Subsidiaries and any Person who may do business with or own Securities of any Borrower or any such Subsidiary, all as if FCC were not Agent and without any duty to account therefor to any other Lender.

     11.4  Lender Credit Decision.  Each Lender acknowledges that it has,
           ----------------------
independently and without reliance upon Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrowers. The obligations of Lenders under this
Section 11.4 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including, any Borrower, Parent, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agent for all such amounts.

     11.5  Indemnification.  Lenders agree to indemnify Agent (to the extent not
           ---------------
reimbursed by Borrowers) in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement; provided that no Lender shall be liable for any portion of such
           --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of

                                     8.3-46
rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including Borrowers, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agent for all such amounts.

    11.6  Rights and Remedies to be Exercised by Agent Only.  Each Lender agrees
          -------------------------------------------------
that, except as set forth in Section 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or (iii) to make demand under this Agreement or any other Loan Document.

    11.7  Agency Provisions Relating to Collateral.  Each Lender authorizes and
          ----------------------------------------
ratifies Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any
Collateral: (i) upon termination of the Agreement and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if VEI, on behalf of all Borrowers, certifies to Agent that the sale or disposition is made in compliance with subsection 8.2.9 hereof (and Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting Property in which no Borrower owned any interest at the time the Lien was granted or any other time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section
11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender.

                                     8.3-47

    11.8  Agent's Right to Purchase Commitments.  Agent shall have the right,
          -------------------------------------
but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

    11.9  Right of Sale, Assignment, Participations.  Each Borrower hereby
          -----------------------------------------
consents to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

          11.9.1  Sales, Assignments.  Each Lender hereby agrees that, with
                  ------------------
respect to any sale or assignment (i) no such sale or assignment shall be for an amount of less than Five Million Dollars ($5,000,000), (ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (iii) Agent and, in the absence of a continuing Default or continuing Event of Default, Borrowers, must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement, (iv) the assigning Lender shall pay to Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by Agent in connection with any such sale or assignment and (v) Agent, the assigning Lender and the assignee Lender shall each have executed and delivered an Assignment and Acceptance Agreement. After such sale or assignment has been consummated (x) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and
(y) the assigning Lender shall have no further liability for funding the portion of Revolving Loan Commitments assumed by such other Lender.

          11.9.2  Participations.  Any Lender may grant participations in its
                  --------------
extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no such participation shall be for an amount of less than Five Million Dollars ($5,000,000), (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan or (2) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; provided, that the rights described in this subclause (2) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring or waiving any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vii) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Agent, and, in the absence of a Default or an Event of Default, Borrowers, which consents shall not

                                     8.3-48
unreasonably be withheld and (viii) all amounts payable by Borrower hereunder shall be determined as if the originating Lender had not sold any such participation.

          11.9.3  Certain Agreements of Borrowers.  Each Borrower agrees that
                  -------------------------------
(i) it will use its commercially reasonable best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of
Section 12.14 hereof, such Lender may disclose credit information regarding Borrowers to any potential Participant or assignee.

          11.9.4  Non U.S. Resident Transferees.  If, pursuant to this Section
                  -----------------------------
11.9, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participant), and may cause any Participant, concurrently with and as a condition precedent to the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrowers either United States Internal Revenue Service Form W-8BEN or United States Internal Revenue Service Form W-8ECI (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) agree (for the benefit of the transferor Lender, Agent and Borrower) to provide the transferor Lender, Agent and Borrowers a new Form W-8BEN or Form W-8ECI upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

     11.10  Amendment.  No amendment or waiver of any provision of this
            ---------
Agreement or any other Loan Document (including without limitation any Note), nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, do any of the following: (1) increase or decrease the aggregate Revolving Loan Commitments, or any Lender's Revolving Loan Commitment,
(2) reduce the principal of, or interest on, any amount payable hereunder or under any Note, other than those payable only to FCC in its capacity as Agent, which may be reduced by FCC unilaterally, (3) increase or decrease any interest rate payable hereunder, (4) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder or under any Note, other than those payable only to FCC in its capacity as Agent, which may be postponed by FCC unilaterally, and other than amounts owing pursuant to mandatory prepayment provisions herein, (5) increase any advance percentage contained in the definition of the term Borrowing Base or make less

                                     8.3-49
restrictive any of the categories contained in the definitions of Eligible Account or Eligible Government Accounts, (6) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (7) release or discharge any Person liable for the performance of any obligations of Borrowers hereunder or under any of the Loan Documents (other than in connection with a disposition of a Subsidiary of VEI consented to by Majority Lenders), (8) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (9) amend the definition of the term "Majority Lenders", (10) amend this Section 11.10 or (11) release any substantial portion of the Collateral with an aggregate value of One Million Dollars ($1,000,000) or more or release any Eligible Account or any Eligible Government Receivable, unless otherwise permitted pursuant to Section 11.7 hereof; or (ii) in writing and signed by Agent in addition to the Lenders required above to affect the rights or duties of Agent under this Agreement, any Note or any other Loan Document. If a fee is to be paid by Borrower in connection with any waiver or amendment hereunder, the agreement evidencing such amendment or waiver may, at the discretion of Agent (but shall not be required to), provide that only Lenders executing such agreement by a specified date may share in such fee (and in such case, such fee shall be divided among the applicable Lenders on a pro rata basis without including the interests of any Lenders who have not timely executed such agreement).

     11.11  Resignation of Agent; Appointment of Successor.  Agent may resign as
            ----------------------------------------------
Agent by giving not less than thirty (30) days' prior written notice to Lenders and Borrowers. If Agent shall resign under this Agreement, then, (i) subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), Majority Lenders shall appoint from among Lenders a successor agent for Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to Lenders and Borrowers of its resignation, then Agent shall appoint a successor agent who shall serve as Agent until such time as Majority Lenders appoint a successor agent, subject to Borrowers' consent as set forth above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     11.12  Audit and Examination Reports; Disclaimer by Lenders.  By signing
            ----------------------------------------------------
this Agreement, each Lender:

               (i) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agent;

               (ii) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and
     (ii) shall not be liable for any information contained in any Report;

                                     8.3-50

               (iii) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel;

               (iv) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of
     Section 12.14; and

               (v) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action (other than acts constituting gross negligence or willful misconduct) the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney's fees and expenses) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender, other than claims, actions, proceedings, damages, costs, expenses and other amounts resulting from Agent's or such other Lender's gross negligence or willful misconduct.

SECTION 12.    MISCELLANEOUS.

     12.1 Power of Attorney.  Each Borrower hereby irrevocably designates,
          -----------------
makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Agent, or Agent's agent, may, without notice to such Borrower and in such Borrower's or Agent's name, but at the cost and expense of Borrowers:

          12.1.1 At such time or times as Agent or said agent, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

          12.1.2 At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv), (vi), (viii) and
(ix) below), as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of any Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of

                                     8.3-51
the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable, and at Agent's option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign any Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to any Borrower and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of any Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of any Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use any Borrower's stationery and sign the name of any Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill any Borrower's obligations under this Agreement.

          The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

     12.2 Indemnity. Each Borrower hereby agrees to indemnify Agent and each
          ---------
Lender (and each of their Affiliates) and hold Agent and each Lender (and each of their Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys fees and legal expenses) as the result of any Borrower's failure to observe, perform or discharge any Borrower's duties hereunder, except to the extent resulting from such Person's gross negligence on willful misconduct. In addition, each Borrower shall defend Agent and each Lender (and each of their Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of any such Person). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Agent or any Lender (and each of their Affiliates) by any Person under any Environmental Laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     12.3 Sale of Interest. No Borrower may sell, assign or transfer any
          ----------------
interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, any such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

     12.4 Severability.  Wherever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be

                                     8.3-52
ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.5 Successors and Assigns.  This Agreement, the Other Agreements and the
          ----------------------
Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and each Lender permitted under
Section 11.9 hereof.

     12.6 Cumulative Effect; Conflict of Terms.  The provisions of the Other
          ------------------------------------
Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     12.7 Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     12.8 Notice.  Except as otherwise provided herein, all notices, requests
          ------
and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or received immediately when delivered against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

     (A)  If to Agent:             Fleet Capital Corporation
                                   One South Wacker Drive
                                   Suite 1400
                                   Chicago, Illinois 60606
                                   Attention:  Loan Administration Manager
                                   Facsimile No.:  312.332.6537

          With a copy to:          Vedder, Price, Kaufman & Kammholz
                                   222 North LaSalle Street
                                   Suite 2600
                                   Chicago, Illinois 60601
                                   Attention:  John T. McEnroe
                                   Facsimile No.:  312.609.5005

     (B)  If to Borrowers:         c/o Velocity Express Corporation
                                   7803 Glenroy Road, Suite 200
                                   Minneapolis, Minnesota  55439
                                   Attention:  Mark Ties and Wes Fredenburg
                                   Facsimile No.: 612.492.2499

                                     8.3-53

          With a copy to:          McDermott Will & Emery
                                   600 Thirteenth Street N.W.
                                   12/th/ Floor
                                   Washington, D.C. 20005
                                   Attention:  Karen Dewis
                                   Facsimile No.:  202.756.8087


     (C) If to any Lender, as its address indicated on the signature pages hereof or in a notice to borrower of an assignment of a Note,

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice,
                                      --------  -------
request or demand to or upon Agent or a Lender pursuant to subsections 3.1.1 or
4.2.2 hereof shall not be effective until received by Agent or Lender.

     12.9   Intentionally Omitted.
            ---------------------

     12.10  Credit Inquiries.  Each Borrower hereby authorizes and permits Agent
            ----------------
and each Lender to respond to usual and customary credit inquiries from third parties concerning Borrowers or any of their Subsidiaries or Parent.

     12.11  Time of Essence.  Time is of the essence of this Agreement, the
            ---------------
Other Agreements and the Security Documents.

     12.12  Entire Agreement.  This Agreement and the other Loan Documents,
            ----------------
together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     12.13  Interpretation.  No provision of this Agreement or any of the other
            --------------
Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     12.14  Confidentiality.  Agent and each Lender shall hold all nonpublic
            ---------------
information obtained pursuant to the requirements of this Agreement in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 12.14.

     12.15  GOVERNING LAW; CONSENT TO FORUM.  THIS AGREEMENT HAS BEEN
            -------------------------------
NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED

                                     8.3-54

TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED,
                                                                --------
HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION
-------
OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER, ON THE ONE HAND, AND AGENT OR ANY LENDER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND
                                                      ----- --- ----------
HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3)DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     12.16 WAIVERS BY BORROWERS.  EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL
           --------------------
BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON

                                     8.3-55

PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S OR LENDERS' REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF; AND (vi) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     12.17 Advertisement.  Each Borrower hereby authorized Agent to publish the
           -------------
name of Velocity Express, Inc. and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Agent elects to publish.

     12.18  Reimbursement.  The undertaking by Borrowers to repay the
            -------------
Obligations and each representation, warranty or covenant of each Borrower are and shall be joint and several. To the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of loans, advances or other extensions of credit received by such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess. This Section 12.18 is intended only to define the relative rights of Borrowers, and nothing set forth in Section 12.18 is intended or shall impair the obligations of each Borrower, jointly and severally, to pay to Agent and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof.

                            (Signature Page Follows)

                                     8.3-56

     IN WITNESS WHEREOF, this Agreement has been duly executed in Chicago, Illinois, on the day and year specified at the beginning of this Agreement.

                                BORROWERS:

                                VELOCITY EXPRESS, INC.

                                VXP LEASING MID-WEST, INC.

                                VXP MID-WEST, INC.

                                VELOCITY EXPRESS LEASING INTERMOUNTAIN, INC.

                                VELOCITY EXPRESS LEASING MID-ATLANTIC, INC.

                                VELOCITY EXPRESS LEASING MID-WEST, INC.

                                VELOCITY EXPRESS LEASING NEW ENGLAND, INC.

                                VELOCITY EXPRESS LEASING NORTHEAST, INC.

                                VELOCITY EXPRESS LEASING SOUTHEAST, INC.

                                VELOCITY EXPRESS LEASING SOUTHWEST, INC.

                                VELOCITY EXPRESS LEASING WEST COAST, INC.

                                VELOCITY EXPRESS INTERMOUNTAIN, INC.

                                VELOCITY EXPRESS MID-ATLANTIC, INC.

                                VELOCITY EXPRESS MID-WEST, INC.

                                VELOCITY EXPRESS NEW ENGLAND, INC.

                                VELOCITY EXPRESS NORTHEAST, INC.

                                VELOCITY EXPRESS SOUTHEAST, INC.

                                     8.3-57

                                VELOCITY EXPRESS SOUTHWEST, INC.

                                VELOCITY EXPRESS WEST COAST, INC.

                                VELOCITY EXPRESS AIR DIVISION, INC.

                                AIR COURIER DISPATCH OF NEW JERSEY, INC.

                                POS II, INC.

                                VELOCITY EXPRESS ADMINISTRATION, INC.

                                NEW DELAWARE DELIVERY, INC.

                                AMERICAN DELIVERY SYSTEM, INC.

                                CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.

                                SUNBELT COURIER, INC.

                                Each By:________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                Accepted in Chicago, Illinois:

                                FLEET CAPITAL CORPORATION
                                   ("Agent" and "Lender")

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                Address:
                                One South Wacker Drive
                                Suite 1400
                                Chicago, Illinois  60606
                                Attention:  Loan Administration Manager
                                Telecopier No.:  312.332.6537

                                Revolving Loan Commitment:  $20,000,000

                                     8.3-58

                                GUARANTY BUSINESS CREDIT CORPORATION
                                         ("Lender")


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                Address:
                                8333 Douglas Avenue, Suite 530
                                Dallas, TX 75225
                                Attention:______________________________________
                                Telecopier No.:  214-360-3462

                                Revolving Loan Commitment:  $10,000,000

                                LASALLE BUSINESS CREDIT, INC., as agent for
                                Standard Federal Bank National Association
                                ("Lender")


                                By:_____________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                Address:
                                1735 Market Street, 6/th/ Floor
                                Philadelphia, PA 19103
                                Attention:  Jeffrey Joslin, Vice President
                                Telecopier No.:  267-386-8842

                                Revolving Loan Commitment:  $10,000,000

                                     8.3-59